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                                   EXHIBIT 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                             PROCOM TECHNOLOGY, INC.




                                       I.

         The name of this corporation is:

                  PROCOM TECHNOLOGY, INC.


                                       II.

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.


                                      III.

         The name and address in the State of California of the corporation's initial agent for the service of process is: Steven R. Young, 4000 MacArthur Boulevard, Suite 7500, Newport Beach, California 92660.


                                       IV.

         The corporation is authorized to issue only one class of shares of stock and the total number of shares which the corporation is authorized to issue is One Thousand (1,000).

         Dated this 10th day of August, 1987.

                                                    /s/ STEVEN R. YOUNG
                                                    ------------------------
                                                    Steven R. Young
                                                    Incorporator

         I hereby declare that I am the person whom executed the foregoing Articles of Incorporation, which execution is my act and deed.


                                                    /s/ STEVEN R. YOUNG
                                                    ------------------------
                                                    Steven R. Young
                                                    Incorporator


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                            CERTIFICATE OF AMENDMENT

                                       OF

                           ARTICLES OF INCORPORATION

                                       OF

                            PROCOM TECHNOLOGY, INC.


        Alireza Razmjookhah and Frank Alaghband certify that:

        1. They are the duly elected and acting President and Secretary, respectively, of Procom Technology, Inc., a California corporation.

        2. Article IV of the Articles of Incorporation of this corporation is hereby amended to read as follows:

        "This corporation is authorized to issue only one class of shares of stock, designated 'Common Stock', and the number of shares of Common Stock authorized to be issued is 10,000,000, having a par value of $.001 per share. Upon the amendment of this Article IV to read as hereinabove set forth, each outstanding share of Common Stock shall thereby be split up and converted into 10,000 shares of Common Stock."

        3. The foregoing amendment of the Articles of Incorporation has been duly approved by the Board of Directors of this corporation in accordance with Section 902 of the Corporations Code.

        4. The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of the shareholders in accordance with
Section 902 of the Corporations Code. The total number of outstanding shares of Common Stock of the corporation is 300. The number of shares voting in favor of the amendment equaled or exceed the vote required. The percentage vote required was more than 50%.

        We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: September 18, 1995.


                                        /s/ Alireza Razmjookhah
                                        ----------------------------------
                                        Alireza Razmjookhah, President


                                        /s/ Frank Alaghband
                                        ----------------------------------
                                        Frank Alaghband, Secretary

                                      -1-

              A 468287
              ENDORSED
               FILED
In the office of the Secretary of State
      of the State of California

             NOV 8 1995

           /s/ Bill Jones
     BILL JONES, Secretary of State